SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 24, 2002

U.S. PLASTIC LUMBER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-23855	87-0404343

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 W. Glades Road, Suite 440 W.
Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 394-3511

Registrant’s telephone number,
including area code:

Not Applicable

(Former name or former address,
if changed since last report)

     References to “USPL,” the “Company,” “we,” “us” and “our” in this Current Report refer to U.S. Plastic Lumber Corp. and its subsidiaries and predecessors unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

     Certain statements and information included in this Current Report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words or phrases “will”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intends to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to failure to comply with principal obligations and covenants in debt and other agreements, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, changes in law or regulations, failure to comply with Nasdaq’s requirements for continued listing of our common stock, demand for our products and services, newly developing technologies, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition from entities with greater financial resources than those possessed by us, and stockholder dilution. Such factors could materially adversely affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed within this Current Report. Additional discussion of such factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in our filings with the Securities and Exchange Commission.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     (a)  Termination of Previous Independent Accountants

On April 24, 2002 U.S. Plastic Lumber Corp. (the “Company”) notified its principal accountants, KPMG LLP, that it was terminating their engagement as principal accountants and engaging BDO Seidman, LLP as its new principal accountants. The termination of KPMG LLP and the engagement of BDO Seidman, LLP were both recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors. The reports of KPMG LLP on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG LLP’s report on the consolidated financial statements of U.S. Plastic Lumber Corp. and subsidiaries as of and for the years ended December 31, 2001 and 2000 contained a separate paragraph stating that “the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed to in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has an accumulated deficit and a working capital deficit of approximately $61.0 million and $60.5 million respectively and has not made its scheduled principal and interest payments on its Senior Credit Facility. The Company’s failure to make its principal and interest payments constitutes an event of default that permits the lenders under the Senior Credit Facility to accelerate their maturity. The Company currently does not have the financial resources to repay its debt obligations as they become due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

2

In connection with its audits of the two fiscal years ended December 31, 2001, and the subsequent interim period through April 24, 2002, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company has requested KPMG LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether KPMG LLP agrees with the above statements. A copy of that letter, dated April 25, 2002, is filed as an Exhibit to this Form 8-K.

     (b)  Engagement of New Independent Accountants

The Company has engaged the firm of BDO Seidman, LLP as its new independent principal accountants to audit the Company’s financial statements for the 2002 fiscal year.

During the two most recent fiscal years and the subsequent interim period prior to April 24, 2002, the Company, or anybody on its behalf, did not consult the newly engaged accountants regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements — None.

     (b)  Pro forma financial information — None.

     (c)  Exhibits.

16	A letter from KPMG LLP is attached as Exhibit 16 to this Form 8-K.

3

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PLASTIC LUMBER CORP. (Registrant)

Date: April 29, 2002	By: /s/Bruce C. Rosetto

Bruce C. Rosetto, Executive Vice President

and General Counsel/Secretary

4